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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the reference to our Firm under the caption "Experts" and to the use of our reports on the financial statements of Amazing! Smart Card Technologies, Inc. and Greystone Peripherals, Inc. dated April 16, 1999 and April 23, 1999, respectively, included in Amendment No. 1 to the Registration Statement and related Prospectus of PubliCARD, Inc. dated July 20, 1999.


                                                /s/ ARTHUR ANDERSEN LLP

San Jose, California

July 19, 1999